UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2006

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On June 12, 2006, Stephen A. Elop, currently President of Worldwide Field Operations of Adobe Systems Incorporated, announced his intention to resign effective December 5, 2006. Mr. Elop’s Amended and Restated Employment Agreement, dated May 23, 2005 (the “Employment Agreement”) will terminate on Mr. Elop’s last day of employment with Adobe. Mr. Elop will continue to be compensated in accordance with the Employment Agreement which was previously filed with the Securities and Exchange Commission as Exhibit Number 10.1 to our Registration Statement on Form S-4, dated June 28, 2005.

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2006, Stephen A. Elop, currently President of Worldwide Field Operations of Adobe Systems Incorporated, announced his intention to resign effective December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: June 15, 2006	By:	/s/ RANDY FURR
Randy Furr Executive Vice President and Chief Financial Officer